Exhibit 99.11

INDEPENDENT CONSULTANT AGREEMENT

THIS AGREEMENT is made as of August 8th, 2005 and will be made effective August 15, 2005 between Resurgence Communications, LLC, a limited liability corporation whose principal office is at 4650 Aberlour Way, Marietta, GA 30067-3507, (hereinafter referred to as “Consultant”) and i2Telecom International, Inc. (the “Company”) with its principal office at 1200 Abernathy Road, Suite 1800, Atlanta, GA 30328, (the “Parties”).

WHEREAS, i2Telecom and Consultant desire to enter into an agreement for the performance by Consultant of certain specified services as outlined in this Agreement, and

WHEREAS, Consultant possess the skills required to perform such services.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.0	STATEMENT OF WORK – Consultant agrees to perform the services described in Appendix A Statement of Work, attached hereto and made a part hereof.

2.0	PAYMENT – Payment shall be made to Consultant in accordance with Appendix B.

3.0	TERM AND TERMINATION – This Agreement shall commence on August 15, 2005 and continue for a period of three months unless otherwise extended or terminated in accordance with the provisions of this Agreement.

3.1	The Company may terminate this Agreement by giving thirty (30) days written notice to each Consultant if any Consultant does not meet the performance criteria set forth in Appendix A.

3.2	The Company may terminate this Agreement with Consultant if such Consultant is accused of committing any felony or convicted of any crime of moral turpitude. The Company shall provide written notice of not less than fifteen days for such a termination.

3.3	Consultant may terminate this Agreement if (a) the Company commits a material breach of its obligation hereunder, (b) Consultant provides written notice to the Company of such breach including details of the basis for such breach, and (c) the Company does not cure such breach within thirty (30) days after receipt of the notice of breach.

3.4	The company may terminate this Agreement if (a) Consultant commits a material breach of its obligation hereunder, (b) the Company provides written notice to the Consultant of such breach including details of the basis for such breach, and (c) the Consultant does not cure such breach within thirty (30) days after receipt of the notice of breach.

4.0	The Company representative for co-ordination and reporting purposes under this Agreement is the Chief Executive Officer, Chief Operating Officer or such person as the Company may designate in writing.

5.0	AMENDMENT – Any amendment of this Agreement must be mutually agreed in writing and executed by the Parties.

6.0	INDEMNIFICATION – The Company will indemnify and hold Consultant harmless from and against any and all claims of, losses, damage, liability, fines and expenses arising out of, the Company’s activities or products provided to Consultant or customers in support of Consultant’s performance of this Agreement except to the extent caused by negligence of Consultant. Consultant shall indemnify and hold Company harmless from and against any and all claims, losses, damage, liability, fines and expenses arising out of Consultant’s actions or activities in performing obligations under this Agreement except to the extent caused by negligence of Company.

7.0	CONFIDENTIAL INFORMATION – since the Services for which Consultant are engaged under this Agreement may include Consultants access to written or oral information of a confidential nature to the Company and/or its suppliers (hereinafter the “Confidential Information”), Consultant agrees to receive such Confidential Information in confidence and to safeguard it against disclosure except as intended and/or necessary to fulfil the intent of this Agreement as defined herein. Consultant shall not publish or disclose to any third party, or use for his own benefit the Confidential Information unless: (i) Consultant has received the express prior authorization in writing by the Company to do so; or (ii) such information shall have ceased to be proprietary to the Company or its suppliers as evidenced by general public knowledge thereof. This prohibition as to publication, disclosure, and use of the Confidential Information shall not restrict Consultant in the exercise of their skills, providing that the exercise of such skills does not involve the disclosure to others of Confidential Information or the use by Consultant of the Confidential Information for their own benefit. Consultant shall upon demand by the Company, or upon expiration or earlier termination of this Agreement, promptly surrender to the Company all copies and originals of any such Confidential Information which is in tangible form and is in Contractors possession. Consultant further agrees that it will not copy or store on any medium any software or its associated documentation of the Company or its suppliers and that it will not use any such software or documentation for any purpose other than as directed by the Company. It is agreed by each Consultant that the Company is entitled to reasonable and customary damages in enforcing any non disclosure and confidentiality obligation undertaken by each Consultant in this Agreement in addition to all other remedies available under the applicable laws.

8.0	CONSULTANT REPRESENTATIONS – Consultant has represented that he has access either directly or through representatives to the responsible parties listed in Potential Investors list Appendix C.

9.0	SURVIVAL OF COVENANTS – The covenants contained herein relating to indemnification, liability, patents, copyrights and proprietary and other confidential information shall be perpetual to the extent allowed by law and shall survive the expiration or earlier termination of this Agreement.

10.0	APPLICABLE LAW – This Agreement shall be governed in all respects by, and shall be construed in accordance with the laws of the State of Georgia and of the United States of America.

11.0	ENTIRE AGREEMENT – THIS AGREEMENT ALONG WITH APPENDIX A, APPENDIX B AND APPENDIX C COMPRISES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, ARRANGEMENTS, OF

REPRESENTATIVES, WHETHER WRITTEN OR ORAL, HERETOFORE MADE BETWEEN THE PARTIES RELATING TO THIS SUBJECT MATTER.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective on the day and year first above written by the signature of their duly authorized representatives below.

RESURGENCE COMMUNICATIONS, LLC

BY:		DATE:
Gregory McGraw, CEO

i2TELECOM INTERNATIONAL, INC.

BY:		DATE:
Paul R. Arena, CEO

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